Exhibit 23

                        Bailey, Savetviet & Company, P.C.
                          Certified Public Accountants


December 3, 2002

Board of Directors
Urban Television Network Corporation
18505 Highway 377 South
Fort Worth, TX  76126

Re:      Urban Television Network Corporation
         Registration Statement on Form S-8
         (the "Registration Statement")

Board of Directors:

         We have issued our report dated November 16, 2001 accompanying the financial statements of Urban Television Network Corporation (formerly Waste Conversion Systems, Inc.) on Form 10-KSB for the year ended September 30, 2001. I hereby consent to the incorporation by reference of this report in the Registration Statement of Urban Television Network Corporation (formerly Waste Conversion Systems, Inc.) on Form S-8.

Signed,



Bailey, Saetveit & Co., P.C.
----------------------------
Bailey, Savetviet & Co., P.C.



















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